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EXHIBIT 10.23

THIRD AMENDMENT AND SUPPLEMENT
TO SENIOR SECURED REVOLVING CREDIT AGREEMENT

        THIS THIRD AMENDMENT AND SUPPLEMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT (this "Third Amendment") is made and entered into as of the 13th day of February, 2004 (the "Effective Date"), among UNIVERSAL COMPRESSION, INC., a Texas corporation ("Borrower"); WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank), as administrative agent (in such capacity, the "Administrative Agent") for each of the lenders (the "Lenders") that is a signatory or which becomes a signatory to the hereinafter defined Credit Agreement; and the Lenders.

R E C I T A L S:

        A.    On February 9, 2001, the Borrower, the Lenders and the Administrative Agent entered into a certain Senior Secured Revolving Credit Agreement (as heretofore amended, modified or restated, the "Credit Agreement") whereby, upon the terms and conditions therein stated, the Lenders agreed to make certain Loans (as such term is defined in the Credit Agreement) and extend certain credit to the Borrower.

        B.    The Borrower, the Lenders and the Administrative Agent mutually desire to further amend the Credit Agreement to permit Letters of Credit (as such term is defined in the Credit Agreement) to expire after the Revolving Credit Termination Date (as such term is defined in the Credit Agreement).

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Borrower, the Lenders and the Administrative Agent hereby agree that the Credit Agreement shall be amended as follows:

        1.     Certain Definitions.

          1.1   Terms Defined Above. As used in this Third Amendment, the terms "Administrative Agent", "Borrower", "Credit Agreement", "Effective Date" and "Third Amendment" shall have the meanings indicated above.

          1.2   Terms Defined in Credit Agreement. Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein unless the context hereof otherwise requires.

        2.     Amendments to Credit Agreement.

          2.1   Defined Terms. The term "Agreement", as defined in Section 1.02 of the Credit Agreement, is hereby amended to mean the Credit Agreement, as amended and supplemented by this Third Amendment and as the same may from time to time be further amended or supplemented.

          2.2   Additional Defined Terms. Section 1.02 of the Credit Agreement is hereby further amended and supplemented by adding the following new definition, which reads in its entirety as follows:

            "Third Amendment' shall mean that certain Third Amendment and Supplement to Senior Secured Revolving Credit Agreement dated as of February 13, 2004, among the Borrower, the Lenders and the Administrative Agent."

          2.3   Letters of Credit. Section 2.01(b) of the Credit Agreement is hereby amended and supplemented by adding thereto a new paragraph, to be the second and last paragraph thereof, to read in its entirety as follows:

  "Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, this Section 2.01(b), the expiration date of one or more Letters of Credit may extend beyond the Revolving Credit Termination Date; provided, however, it is hereby expressly agreed and understood that:

              (i)  the aggregate face amount of all such Letters of Credit shall not at any time exceed $15,000,000;

             (ii)  the expiration dates of such Letters of Credit shall not extend more than three (3) years beyond the Revolving Credit Termination Date;

            (iii)  the Borrower shall, not later than five (5) Business Days prior to the Revolving Credit Termination Date, deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Administrative Agent and the Lenders, an amount in cash equal to the aggregate face amount of all such Letters of Credit as of such date, and the Administrative Agent shall have exclusive dominion and control (including the exclusive right of withdrawal) over such account;

            (iv)  if the Issuing Bank makes any disbursement in connection with a Letter of Credit after the Revolving Credit Termination Date, such disbursement shall be an advance on behalf of the Borrower under this Agreement and shall be reimbursed to the Issuing Bank either (A) by the Administrative Agent applying amounts in the cash collateral account referred to in clause (iii) above until reimbursed in full, or (B) by the Borrower pursuant to Section 2.10 (except that the Borrower shall not have the right to request that the Lenders make, and the Lenders shall not have any obligation to make, a Loan under this Agreement after the Revolving Credit Termination Date to fund any such disbursement); and

             (v)  subject to the provisions of Section 9.16 of the Guarantee and Collateral Agreement dated as of February 9, 2001 among the Borrower, Holdings, certain Subsidiaries and the Administrative Agent, all such disbursements referred to in clause (iv) of this paragraph shall be secured only by the cash collateral referred to in clause (iii) of this paragraph and the Borrower hereby grants, and by each deposit of such cash collateral with the Administrative Agent grants, to the Administrative Agent a first-priority security interest in all such cash collateral, without any further action on the part of the Issuing Bank, the Borrower, the Administrative Agent, any Lender or any other Person now or hereafter party hereto (other than any action the Administrative Agent reasonably deems necessary to perfect such security interest, which action the Borrower hereby authorizes the Administrative Agent to take), until same are reimbursed in full.

    If, on the Revolving Credit Termination Date (A) the Commitments have been terminated, (B) the Loans, all interest thereon and all other amounts payable by the Borrower hereunder or in connection herewith (other than LC Exposure in connection with any Letter of Credit having an expiration date extending beyond the Revolving Credit Termination Date as permitted by Section 2.01(b)) have been paid in full, and (C) the conditions set forth in clause (iii) above have been fully satisfied, then from and after such date the following provisions of this Agreement shall not be operative: Sections 8.01 (other than Sections 8.01(a) and (b), which shall remain operative), 8.02 (except as the same may affect a Letter of Credit), 8.03(b), 8.04, 8.09, 8.10, 9.01, 9.02 (except for cash collateral securing Letters of Credit), 9.03, 9.04, 9.06, 9.08, 9.10, 9.11, 9.13, 9.14, 9.15, 9.16, 9.17 and 9.18.

    If, after payment in full of all Indebtedness of the Borrower hereunder (including without limitation, reimbursement obligations with respect to Letters of Credit) and the expiration or cancellation of all outstanding Letters of Credit, there remains any amount on deposit in the cash collateral account referred to in clause (iii) above, the Administrative Agent shall, within three Business Days after all such Indebtedness is paid in full and all outstanding Letters of Credit have expired or been cancelled, return such amount to the Borrower."

          2.4   Legal Existence. Section 7.01 of the Credit Agreement shall be deleted in its entirety and the following shall be substituted in place thereof:

            "Section 7.01 Legal Existence. Each of the Borrower and each Subsidiary: (i) is a legal entity duly organized, legally existing and in good standing (if applicable) under the laws of the jurisdiction of its formation; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect."

          2.5   Authority. Section 7.05 of the Credit Agreement shall be deleted in its entirety and the following shall be substituted in place thereof:

            "Section 7.05 Authority. The Borrower and each Subsidiary have all necessary power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by the Borrower and each Subsidiary of the Loan Documents to which it is a party, have been duly authorized by all necessary action on its part; and the Loan Documents constitute the legal, valid and binding obligations of the Borrower and each Subsidiary, enforceable in accordance with their terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)."

          2.6   Maintenance, Etc. Section 8.03(a) of the Credit Agreement shall be deleted in its entirety and the following shall be substituted in place thereof:

            "(a) Generally. The Borrower shall and shall cause each Subsidiary to: preserve and maintain its legal entity existence and all of its material rights, privileges, franchises, patents, trademarks, copyrights and licenses; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Administrative Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be)."

          2.7   Debt. Section 9.01(i) of the Credit Agreement shall be deleted in its entirety and the following shall be substituted in place thereof:

            "(i)  Debt of any Foreign Subsidiary of the Borrower or Holdings the proceeds of which Debt are used for such Foreign Subsidiary's and/or its Foreign Subsidiaries' working capital and general business purposes ("Foreign Subsidiary Indebtedness")."

          2.8   Subsidiaries. Section 9.17 of the Credit Agreement shall be deleted in its entirety and the following shall be substituted in place thereof:

            "Section 9.17 Subsidiaries. The Borrower shall not, and shall not permit any Subsidiary to, create any additional Subsidiaries except for (a) Subsidiaries formed in connection with Operating Equipment Lease Facilities permitted hereunder, (b) Subsidiaries resulting from the WCG mergers or from future mergers or acquisitions permitted hereunder, (c) new Subsidiaries created by the Borrower in compliance with Section 9.03; and (d) Subsidiaries created in connection with the reorganization of Borrower or any Subsidiary. Upon the creation of any new Subsidiaries, the stock shall be pledged as collateral for this Agreement (subject to the 65% limitation for first-tier Foreign Subsidiaries)."

        3.     Conditions Precedent. In addition to all other applicable conditions precedent contained in the Credit Agreement, this Third Amendment shall become effective as of the Effective Date when the Administrative Agent shall have received the following:

          (a)   a copy of this Third Amendment, duly completed and executed by the Borrower and the Lenders;

          (b)   such other information, documents or instruments as the Administrative Agent or its counsel may reasonably request.

        4.     Default. Any default under this Third Amendment shall constitute a default under the Credit Agreement.

        5.     Representations and Warranties. The Borrower represents and warrants to the Lenders and the Administrative Agent that:

          (a)   there exists no Default or Event of Default, or any condition or act which constitutes, or with notice or lapse of time or both would constitute, an Event of Default under the Credit Agreement, as hereby amended and supplemented;

          (b)   the Borrower has performed and complied with all covenants, agreements and conditions contained in the Credit Agreement, as hereby amended and supplemented, required to be performed or complied with by it; and

          (c)   the representations and warranties of the Borrower contained in the Credit Agreement, as hereby amended and supplemented, were true and correct when made, and are true and correct in all material respects at and as of the time of delivery of this Third Amendment.

        6.     Extent of Amendments. Except as expressly herein set forth, all of the terms, conditions, defined terms, covenants, representations, warranties and all other provisions of the Credit Agreement are herein ratified and confirmed and shall remain in full force and effect.

        7.     Counterparts. This Third Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and same instrument.

        8.     References. On and after the Effective Date, the terms "Agreement", "hereof", "herein", "hereunder", and terms of like import when used in the Credit Agreement shall, except where the context otherwise requires, refer to the Credit Agreement, as amended and supplemented by this Third Amendment.

        THIS THIRD AMENDMENT, THE CREDIT AGREEMENT, AS AMENDED HEREBY, THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        This Third Amendment shall benefit and bind the parties hereto, as well as their respective assigns, successors, heirs and legal representatives.

[SIGNATURES ON THE FOLLOWING PAGE]

        EXECUTED as of the Effective Date.

BORROWER:
UNIVERSAL COMPRESSION, INC.
By:	/s/ LEE SUMRALL
Name:	Lee Sumrall
Title:	V.P. Financial Services
LENDERS AND AGENTS:
WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank), Individually and as Administrative Agent
By:	/s/ JAMES KIPP
Name:	James Kipp
Title:	Managing Director
BANK ONE, NA (Main Office Chicago), Individually and as Syndication Agent
By:	/s/ JANE BEK KEIL
Name:	Jane Bek Keil
Title:	Director
THE ROYAL BANK OF SCOTLAND plc
By:	/s/ MATTHEW J. MAIN
Name:	Matthew J. Main
Title:	Senior Vice President
THE BANK OF NOVA SCOTIA
By:	/s/ WILLIAM E. ZARRETT
Name:	William E. Zarrett
Title:	Managing Director

DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ MARCUS M. TARKINGTON
Name:	Marcus M. Tarkington
Title:	Director
UNION BANK OF CALIFORNIA, N.A., Individually and as Documentation Agent
By:	/s/ SEAN MURPHY
Name:	Sean Murphy
Title:	Vice President

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  EXHIBIT 10.23
THIRD AMENDMENT AND SUPPLEMENT TO SENIOR SECURED REVOLVING CREDIT AGREEMENT